UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

May 18, 2017

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, ERBA Diagnostics, Inc. (the “Company”) has a secured, revolving credit facility of up to $5,000,000 from Citibank, N.A. (“Citibank”), pursuant to those certain Business Loan Agreement (the “Loan Agreement”), Promissory Note (as amended and restated from time to time), and Commercial Security Agreements (each a “Security Agreement”) with Citibank, N.A. (“Citibank”).

On March 7, 2017 and April 25, 2017, the United States Internal Revenue Service established federal tax liens against Diamedix Corporation, a subsidiary of the Company (“Diamedix”), for unpaid medical excise taxes, penalties and interest in the aggregate amount of $512,839.46 for the tax periods 2013 through 2015.

On May 18, 2017, the Company received a reservation of rights letter from Citibank. The letter stated, among other things, that the tax liens against Diamedix constitute an Event of Default under the Security Agreement to which Diamedix is a party, and that Citibank is reserving any rights it has or may have in the future, including, without limitation, the right of Citibank to demand immediate payment of all sums owing under the Loan Agreement. As of May 18, 2017, the outstanding principal balance under the secured, revolving credit facility was approximately $4,850,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: May 19, 2017	By:	/s/ Hayden Jeffreys
Hayden Jeffreys,
Interim Chief Executive Officer